UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 23, 2007

Fremont General Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-08007	95-2815260
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2425 Olympic Boulevard, 3rd Floor, Santa Monica, California		90404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 315-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 22, 2007, the Board of Directors of the Company voted to amend and restate Article II, Section 6 ("Article II – Section 6") and Article III, Section 2 ("Article III – Section 2") of the Company's bylaws, effective immediately following the Board of Directors' vote. Article II – Section 6 and Article III – Section 2, as amended, are collectively referred to hereunder as the "Amended Bylaws."

The Amended Bylaws relate to the advance notice required to be given to the Company by stockholders seeking to bring business before a meeting of the Company's stockholders. Under such bylaws as previously in effect, for business to be properly brought before a meeting by stockholders, stockholders were required to give advance written notice to the Company not later than (i) with respect to a matter to be brought before an annual meeting of stockholders or a special meeting in lieu of annual meeting, 60 calendar days prior to the date set forth in the bylaws for the annual meeting and (ii) with respect to a matter to be brought before a special meeting of stockholders not in lieu of an annual meeting, the close of business on the 10th day following the date on which notice of such meeting is first given to stockholders.

The Amended Bylaws require that a stockholder of the Company seeking to make director nominations or bring other business before an annual meeting of the Company's stockholders must give advance written notice to the Company not less than 90 nor more than 120 days prior to the anniversary date of the prior year's annual meeting of stockholders; provided, however, that if the annual meeting is to be held on a date which is not within 25 calendar days of such anniversary date, the stockholder's advance notice submission must be received by the Company not later than the 10th calendar day after the day on which notice of the date of the annual meeting is mailed to stockholders or public disclosure of the date of the annual meeting is made, whichever first occurs. In the case of a special meeting of the Company's stockholders called for the purpose of electing directors, such advance notice must be received by the Company not later than the 10th calendar day after the date on which notice of the date of the special meeting is mailed to stockholders or public disclosure of the date of the special meeting is made, whichever first occurs.

In addition, Article II-Section 6, as amended, includes a requirement that any stockholder seeking to propose business at an annual meeting of the Company's stockholders must provide, among other matters, a description of all arrangements or understandings between the stockholder and any other person or persons in connection with the proposal of such business by such stockholder. Article III – Section 2, as amended, includes a requirement that any stockholder seeking to nominate directors provide, among other matters, as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder.

The description of the provisions of the Amended Bylaws contained in this report are qualified in their entirety the reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01 Other Events.

On October 23, 2007, the Company announced that this year's annual meeting of stockholders (the "Annual Meeting") has been scheduled for December 13, 2007. A copy of the Company's press release dated October 23, 2007 is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In accordance with Rule 14a-5(f) under the Exchange Act, the Board of Directors has determined that proposals to be considered for inclusion in the Company's proxy statement for the Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at its principal executive offices on or before November 2, 2007. In addition, in order for a stockholder proposal made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) of the Exchange Act, such proposal must be received by the Company at its principal executive offices on or before November 2, 2007. Proposals should be directed to the attention of the Secretary, Fremont General Corporation, 2425 Olympic Boulevard, 3rd Floor, Santa Monica, California 90404.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number Description

3.1 Amendments to Bylaws
99.1 Press Release dated October 23, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fremont General Corporation

October 23, 2007	By:	/s/ Louis J. Rampino

Name: Louis J. Rampino
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

3.1	Amendments to Bylaws
99.1	Press Release dated October 23, 2007